EXHIBIT 99.2




FOR IMMEDIATE RELEASE


             NTL STATEMENT IN RESPONSE TO ITC AND OFTEL PROVISIONAL
              FINDINGS ON THE BUNDLING OF TELEPHONY AND TELEVISION


New York, New York; (February 8, 2000) - Barclay Knapp, President and CEO of NTL Incorporated (Nasdaq: NTLI; Easdaq: NTLI) said today "the ITC and OFTEL report is short and to the point because its conclusions were easy to arrive at: our packaging of TV and telephony is great for customers. I am delighted that the regulators have decided to throw out Sky's complaint.

NTL's emergence as the UK's leading cable operator is built on an ability to deliver great products and services that its customers want - in a very competitive marketplace. This is borne out by penetration and churn rates consistently much higher than industry averages.

Since 1993, NTL has invested over 3 billion pounds sterling in building a broadband network that brings these services to UK homes within its franchises. This report is an endorsement of the way in which NTL delivers and markets telephony and pay TV services over that network."

                                    * * * * *

For further information:

In the US:
John F. Gregg, Senior Vice President - Chief Financial Officer
Richard J. Lubasch, Executive Vice President - General Counsel
Bret Richter, Director - Corporate Development
Erik Tamm, Investor Relations
Tel:  (212) 906-8440

In the UK:
Alison Smith, Head of Group Communications
(01252) 402662

or via e-mail at investor_relations@ntli.com